SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          September 30, 2002

China Broadband Corp.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-28345 (Commission File Number)	72-1381282 (IRS Employer Identification No.)

1980, 440-2 Ave. SW, Calgary, Alberta, Canada T2P 5E9
(Address of Principal Executive Offices) (Zip Code)

(403) 234-8885
(Registrant's Telephone Number, Including Area Code)

(Former name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

Not Applicable

Item 2. Acquisition or Disposition of Assets.

On September 13, 2002, the China Broadband Corp., a Nevada corporation (the "Registrant"), sold, indirectly through China Broadband (BVI) Corp. ("China Broadband (BVI)"), its wholly-owned subsidiary, the Registrants 50% interest in Shenzen China Merchants Big Sky Network Canada Ltd., ("Shekou JV"), its joint venture operation in Shekou, Peoples Republic of China. The purchaser, Winsco International Limited, ("Winsco"), a British Virgin Islands company, agreed to pay an aggregate amount of US$ 2,280,000 in a series of payments commencing five business days after signing and in stages linked to approvals of Chinese government agencies required to complete the transaction. Initial payments of US$228,000 (10%) and US$684,000 (30%) have been received to date. Full payment of the sale will be completed in approximately 5 months.

Net proceeds to the Registrant, after accounting fees and agent's fees will be approximately US$2,000,000.

Winsco has assumed operating responsibility for the Shekou JV from the date of the agreement. The Registrant has no further interest in the Shekou JV.

Item 3. Bankruptcy or Receivership.

Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable

Item 5. Other Events.

Not Applicable.

Item 6. Resignations of Registrant's Directors.

Not Applicable.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements

Pro Forma Financial Information.

It is impractical to provide the required pro forma financial information at the date of the filing of this Form 8-K. The required pro forma financial information will be provided as soon as practicable but not later than sixty days after the date on which this Form 8-K must be filed.

(b) Exhibits attached pursuant to Item 601 of Regulations:

Not Applicable.

Item 8. Change in Fiscal Year.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND CORP. (Registrant)
Date September 30,2002	By: /s/ Matthew Heysel Name: Matthew Heysel Title: Chairman, Chief Executive Officer and Director